SOURCE: National Automation Services Inc.

April 8, 2010

National Automation Services, Inc.

Secures Equity Financing Commitment for $5 Million

LAS VEGAS, NV -- (Marketwire - April 8, 2010) - National Automation Services, Inc. (“NAS”) (www.nasautomation.com) (Pinksheets: NASV), a public holding company focused on designing, engineering, installing and maintaining automated control systems, announced today it has obtained an equity financing commitment of $5 Million from Ascendiant Capital Group, LLC, a private equity firm, and its affiliate, Ascendiant Equity Partners, LLC.

During the 24-month term of the equity financing commitment, NAS may sell shares of its common stock to Ascendiant up to the total commitment amount. NAS will determine, at its sole discretion, the timing and amount of any sales of its stock, subject to certain conditions. Additional details will be provided in an 8-K filing with the SEC.

NAS’s management team believes that this equity financing facility, one of several financing strategies that NAS is pursuing to further its business plan, provides the company with a flexible, low-cost alternative to other forms of debt and equity financing currently available in the market.

Stay up-to-date: The Company encourages all to review the filing for Financials, Risk Factors, and Business at (www.sec.gov). Stay current by joining National Automation Services' E-News Connection email list. Join by clicking the following link: www.nasautomation.com or by contacting the NAS Marketing Manager using the contact information below.

About National Automation Services, Inc.:

National Automation Services, Inc. is a Nevada corporation which, through subsidiaries based in Nevada and Arizona, designs, produces, installs and, to a significantly lesser extent, services specialized mechanical and electronic automation systems built to operate and control machinery and processes with a minimum of human intervention. Historically, we have performed our work on projects located in the Southwestern United States. Our business plan envisions internal growth combined with expansion through selected acquisitions designed to expand our footprint both geographically into additional states and commercially by increasing our work for industrial, as opposed to municipal, end-users. We provide a broad portfolio of business and technology solutions including:  Control Systems Integration, Instrumentation and Control Engineering Services, Control Panel Design and Fabrications, as well as Contract Manufacturing, Radio Telemetry Studies, Automation Design Consultation, and Communication Network Design.

FORWARD-LOOKING STATEMENT: This press release contains forward-looking statements, including expected industry patterns and other financial and business results that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from results expressed or implied by this press release.  Such risk factors include, among others: the ability to obtain the additional working capital which NAS needs; the ability to complete the move to the OTCBB; the ability to locate suitable companies to acquire and then integrate such acquired companies, if any; the ability to retain key employees; the ability to successfully combine product offerings and customer acceptance of combined products; general market conditions; changes to operating systems and product strategy by vendors of operating systems, and whether NAS can successfully gain market acceptance.  Actual results may differ materially from those contained in the forward-looking statements in this press release.  References herein to “NAS”, “National Automation Services”, “the Company”, “we”, “our” and similar words or phrases are references to National Automation Services, Inc., unless the context otherwise requires.

CONTACT INFORMATION

National Automation Services, Inc.

Leah Vigil – Marketing Manager

2470 Saint Rose Pkwy Ste 311

Henderson, NV 89074

Phone: 702-487-NASI (6274)
lvigil@nasautomation.com

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